UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      December 16, 2016

Presidential Realty Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8594	13-1954619
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1430 Broadway, Suite 503, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (914) 948-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 16, 2016, Presidential Realty Corporation (the “Company”) and its newly formed operating partnership, Presidential Realty Operating Partnership LP (“Presidential OP”), entered into an interest contribution agreement (the “Agreement”) with First Capital Real Estate Trust Incorporated (“FC REIT”), First Capital Real Estate Operating Partnership (the “FC OP”), Township Nine Owner, LLC, Capital Station Holdings, LLC, Capital Station Member, LLC, Capital Station 65 LLC and Avalon Jubilee LLC.

The Agreement provides that the FC OP will contribute to the Presidential OP (i) 66% of its 92% ownership interests in Township Nine Owner LLC, which indirectly owns the fee simple interest in 23 parcels of land located in Sacramento, California (collectively, the “T9 Properties”) and (ii) all of its 31.3% interest in Avalon Jubilee LLC, the owner of real property consisting of 251, non-contiguous single-family, residential lots and a 10,000 square foot clubhouse, within the Jubilee at Los Lunas subdivision (the “Avalon Property”), in exchange for 37,281,000 convertible units of Presidential OP (the “OP Units”). The 37,281,000 OP Units will be convertible into a like number of shares of the Company’s Class B Common Stock. The purchase price for the properties is $37,281,000 based upon a valuation of $1.00 per OP Unit. At the closing of the T9 Properties, Presidential and Presidential OP will assume 66% of the liabilities with respect to an existing loan secured by a deed of trust on the T9 Properties, among other things (and/or any replacement financing thereof). The Agreement contemplates that after the transaction is consummated, Presidential will become internally managed and led by Joaquin de Monet, the founder of Palisades Capital Realty Advisors. Initially, Palisades Capital will be retained as a consultant pursuant to an agreement to be entered into between Palisades and the Company.

On or before the closing for the Avalon Property, the parties and Signature Group Advisors, LLC, a company owned by the BBJ Irrevocable Family Trust, holder of shares of the Company’s Class A and Class B common shares (“Signature”), will enter into an agreement (i) for the issuance of 1,000,000 Class B shares to Signature in consideration for sourcing, negotiating and documenting the transactions (the “Transaction Fee”) and (ii) subject to the Closing for the T9 Property, 2,000,000 Class B shares to signature as a consulting fee for services to be performed over a period of four years as directed by the Company (“Consulting Fee”). The Transaction Fee will be payable by the Company and earned upon execution of the Agreement. The Consulting Fee is to be paid over a four year period in equal installments.

On for before the closing for the Avalon Property, the Company is to enter into documentation for the cancellation of certain stock options and warrants held by Alexander Ludwig, a director and President of the Company, in consideration for the issuance of 1,000,000 Class B shares to Mr. Ludwig and for the payment of past due and current director’s fees due non-management directors and one former non-management director, in consideration for the issuance of an aggregate of 500,000 Class B shares.

The Agreement is subject to approval of the Company’s Board of Directors on or before December 23, 2016. Each closing is subject to certain closing conditions and contingencies.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1

Interest Contribution Agreement, dated as of December 16, 2016 among Presidential Realty Corporation, Presidential Realty Operating Partnership LP, First Capital Real Estate Trust Incorporated, First Capital Real Estate Operating Partnership, Township Nine Owner, LLC, Capital Station Holdings, LLC, Capital Station Member, LLC, Capital Station 65 LLC and Avalon Jubilee LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESIDENTIAL REALTY CORPORATION

Date: December 20, 2016	By:	/s/ Nickolas Jekogian
Nickolas Jekogian
CEO

EXHIBITS

Exhibit No.	Description
10.1	Interest Contribution Agreement, dated as of December 16, 2016 among Presidential Realty Corporation, Presidential Realty Operating Partnership LP, First Capital Real Estate Trust Incorporated, First Capital Real Estate Operating Partnership, Township Nine Owner, LLC, Capital Station Holdings, LLC, Capital Station Member, LLC, Capital Station 65 LLC and Avalon Jubilee LLC.